EXHIBIT 11.1

Statement regarding computation of per share earnings

The numerators and denominators of basic and fully diluted earnings per share are as follows:

|---------------------------------------------|--------------------------------|
|                                             |  Three months ended March 31,  |
|---------------------------------------------|----------------|---------------|
|                                             |                |               |
|                                             |      2003      |      2002     |
|---------------------------------------------|----------------|---------------|
| Net loss allocable to common denominator    | $ (3,400,192)  | $ (7,587,727) |
|  (numerator)                                |                |               |
|---------------------------------------------|----------------|---------------|
| Share used in the calculation (denominator) |                |               |
|---------------------------------------------|----------------|---------------|
|    Weighted average shares outstanding      |          100   |         100   |
|---------------------------------------------|----------------|---------------|
|    Effect of diluted stock options          |           --   |          --   |
|---------------------------------------------|----------------|---------------|
|    Fully diluted shares                     |          100   |         100   |
|---------------------------------------------|----------------|---------------|
|---------------------------------------------|----------------|---------------|
| Basic earnings per share                    | $    (34,002)  |  $  (75,877)  |
|---------------------------------------------|----------------|---------------|
|---------------------------------------------|----------------|---------------|
| Fully diluted earnings per share            | $    (34,002)  |  $  (75,877)  |
|---------------------------------------------|----------------|---------------|